Exhibit 99.1

JOINT FILING AGREEMENT
PURSUANT TO RULE 13(d)-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D relating to the ordinary shares, nominal value €0.12 per share, of SIGNA Sports United N.V., a public limited liability company incorporated under the laws of the Netherlands, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Date: February 9, 2023	SIGNA INTERNATIONAL SPORTS HOLDING GMBH

	By:	/s/ Wolfram Keil
	Name:	Wolfram Keil
	Title:	Managing Director

Date: February 9, 2023	SIGNA RETAIL SPORTS HOLDING GMBH

	By:	/s/ Mike Özkan
	Name:	Mike Özkan
	Title:	Managing Director

	By:	/s/ Wolfram Keil
	Name:	Wolfram Keil
	Title:	Managing Director

Date: February 9, 2023	SIGNA EUROPEAN INVEST AG

	By:	/s/ Wolfram Keil
	Name:	Wolfram Keil
	Title:	Director

Date: February 9, 2023	SIGNA EUROPEAN INVEST HOLDING AG

	By:	/s/ Wolfram Keil
	Name:	Wolfram Keil
	Title:	Director

Date: February 9, 2023	SIGNA RETAIL GMBH

	By:	/s/ Wolfram Keil
	Name:	Wolfram Keil
	Title:	Managing Director

	By:	/s/ Franz Hillebrand
	Name:	Franz Hillebrand
	Title:	Managing Director

Date: February 9, 2023	SIGNA RETAIL BETEILIGUNG GMBH

	By:	/s/ Dr. Marcus Mühlberger
	Name:	Dr. Marcus Mühlberger
	Title:	Managing Director

Date: February 9, 2023	SIGNA AT 2020 SIEBEN GMBH

	By:	/s/ Wolfram Keil
	Name:	Wolfram Keil
	Title:	Managing Director

	By:	/s/ Franz Hillebrand
	Name:	Franz Hillebrand
	Title:	Managing Director

Date: February 9, 2023	SIGNA HOLDING GMBH

	By:	/s/ Dr. Marcus Mühlberger
	Name:	Dr. Marcus Mühlberger
	Title:	Managing Director

Date: February 9, 2023	SUPRAHOLDING GMBH & CO. KG

	By:	/s/ Dr. Marcus Mühlberger
	Name:	Dr. Marcus Mühlberger
	Title:	Managing Director

Date: February 9, 2023	FAMILIE BENKO PRIVATSTIFTUNG

	By:	/s/ Dr. Marcus Mühlberger
	Name:	Dr. Marcus Mühlberger
	Title:	Member of the Management Board

	By:	/s/ Mag. Karin Fuhrmann
	Name:	Mag. Karin Fuhrmann
	Title:	Member of the Management Board